HOME EQUITY CREDIT AGREEMENT
                                              Boxes not checked are inapplicable

     I and INVESTORS BANK, W239 N 1700 Busse Road, Waukesha, WI 53188-1160
           ---------------------------------------------------------------
("Lender") agree as follows:

     1. Loans. I request that the Lender lend to me from time to time such amounts as I may request in accordance with this Agreement (the "Loans"), and subject to the terms of this Agreement, the Lender agrees to lend such amounts up to the aggregate principal amount of $250,000.00, at any time outstanding |_| less accrued finance charges (the "Credit Limit"). Unless this Agreement is sooner terminated pursuant to paragraphs 12 or 13, I may obtain Loans under this Agreement until DECEMBER 1, 2005 (the "Termination Date"). |X| If checked here, the Termination Date shall be automatically extended from year to year after this date unless the Lender gives me notice to the contrary at least 30 days prior to the date specified in this paragraph or the annual anniversary of such date. The Lender is not obligated to make Loans in excess of the Credit Limit. Notwithstanding the Credit Limit, I am liable for and agree to pay to the Lender all Loans and other charges made under this Agreement.

     2. Finance Charges. The Lender will post all Loans and other charges to a loan account maintained in my name (the "Account"). All charges to the Account will be considered Loans for purposes of this Agreement. All Loans and other charges made under this Agreement are subject to Finance Charges from the date posted to the Account by the Lender until paid. Unpaid Finance Charges posted to the Account |_| will be |X| will not be subject to Finance Charges from the date posted until paid. I agree to pay the Finance Charges, calculated as follows:

     (a) |X| The Lender figures |_| a portion of the FINANCE CHARGES |X| the FINANCE CHARGES by applying each day the daily periodic rate described in paragraph 4(a) or (b) to the "daily balance" in the Account (including current transactions). To get the "daily balance," the Lender takes the beginning balance of the Account each day, adds any now Loans or charges, and subtracts any payments and credits. This gives the Lender the "daily balance." The total of Finance Charges for the billing period is the total of these daily Finance Charges.

     |_| The Lender figures |_| a portion of the FINANCE CHARGES |_| the FINANCE CHARGES by applying the monthly periodic rate described in paragraph 4 (a) or (b) to the average daily balance in the Account (including current transactions). To get the "average daily balance," the Lender takes the beginning balance of the Account each day, adds any new Loans or charges, and subtracts any payments or credits. This gives the Lender the daily balance. Then, the Lender adds up all of the daily balances for the billing period and divides the total by the number of days in the billing period. This gives the Lender the "average daily balance."

     |_|  The Finance Charge also includes the following additional charges:
                                    n/a
          --------------------------------------------------------------------.

     3. Other Charges. If any payment is not paid in full on or before the 5TH day after its due date, I agree to pay a late charge of 5.00% of the unpaid amount. I also agree to pay a charge of $ 25.00 for each check presented for payment to the Lender which is returned unsatisfied, and the following additional charges. If these charges or any Finance Charges are not required by the Lender to be paid in cash, they may be charged to the Account by the Lender.

Membership Fee for Access to this Credit Plan. $ n/a   Appraisal............$n/a
Recording Fees................................ $ 12.00 Title Examination
Flood Determination Fees...................... $ n/a   or Insurance..     $50.00
                                                       __________________  $ n/a
                                                       __________________  $ n/a

The Membership Fee is payable annually at such times as the Lender may require. As a condition to any subsequent extension of this Agreement under paragraph 1, the Lender may require that the property described in paragraph 7 be reappraised and if required by Lender I agree to pay the costs of each such appraisal in an amount estimated to be the same as the appraisal charge disclosed above. If property and/or liability insurance is required under any security agreement or mortgage, I may choose the person through whom such insurance is obtained.

     4. Annual Percentage Rate. The Annual Percentage Rate includes only interest and not other costs.

     (a) |_| FINANCE CHARGES are computed by applying a |_| daily periodic rate of n/a % to the "daily balance" |_| monthly periodic rate of n/a % to the "average daily balance" (corresponding ANNUAL PERCENTAGE RATE of n/a %).

     (b) |X| The periodic rate and the corresponding Annual Percentage Rate may vary during the term of this Agreement. The periodic rate and the corresponding Annual Percentage Rate shall be adjusted on The Prime Rate Change Date and on the same day of each Prime Rate Change thereafter (the "Rate Change Date"). The Annual Percentage Rate on each subsequent Rate Change Date shall equal |X| the highest U.S. prime rate published in The Wall Street Journal "Money Rates" table on the day after the Prime Rate changes. |_| n/a (the "Index Rate"), |X| plus |_| minus 0.000 percentage points. The current value of the Index Rate is 9.500%. The current |X| daily |_| monthly periodic rate is 0.0260% (corresponding ANNUAL PERCENTAGE RATE 9.500%). If box 2(a) is checked, the daily periodic rate is 1/365th of the Annual Percentage Rate. If box 2(b) is checked, the monthly periodic rate is 1/12th of the Annual Percentage Rate. Beginning on the date an adjustment in the rate is effective and until the next Rate Change Date, the periodic rate then in effect will be applied to the balance of the Account to determine the Finance Charges. An adjustment in the periodic rate and corresponding Annual Percentage Rate will apply both to outstanding balances of the Account and to new Loans and other charges. An increase in the Index Rate may increase the amount of each payment or the final payment. If the Index Rate ceases to be made available to the Lender, the Lender may substitute a substantially similar index and margin. The Annual Percentage Rate shall not exceed the lesser of any applicable maximum rate permitted by law or 18.000%. -------

     5. Loan Procedures. I may obtain Loans under this Agreement as provided below:

     (a) |_| By using drafts, checks or other means approved by the Lender for the purpose of obtaining Loans under this Agreement, I agree that each Loan request will be for $ n/a or more. Regardless of the date or amount of the Loan request, I authorize the Lender to pay and thereby create a Loan to me in the amount of each Loan request which is presented to the Lender and, if required to be in writing, is signed by either of us or any other person authorized by either of us, I further authorize the Lender, when I order the Lender to stop payment on any Loan request by check or draft, to create a Loan to me in the amount of the Lender's customary stop payment charge. The Lender may, but is not required to, reject or dishonor any request which is less than the required minimum amount or which causes the balance of the Account to exceed the Credit Limit.

     (b) |X| If checked, whenever the ledger balance in my deposit account identified below is less than $ 0.00 on any business day ("Trigger Amount"), for whatever reason, I request the Lender to automatically advance funds in increments of $ 5.00 from my Account to my deposit account in an amount sufficient to increase the balance to the Trigger Amount, or such lesser amount as may be available to me under this Agreement.

     6. Payment. The total unpaid balance or, at any option, at least the Minimum Payment is due and payable |_| on or before the n/a day after the closing date of the billing period |_| by the end of the next billing period |_| on the closing date of the billing period |X| on JANUARY 10, 2001 and on the same day of each MONTHLY thereafter.

     (a) |_| The Minimum Payment is n/a % of |_| the highest principal balance in the Account since the balance was last reduced to zero |_| the unpaid principal balance, plus unpaid Finance Charges, |_| the unpaid balance, including unpaid Finance Charges, |_| the unpaid principal balance outstanding on the last day of each billing period, rounded to the next highest n/a increment, but the Minimum Payment shall not be less than $ n/a unless a lessor amount paid will reduce the balance of the Account to zero.

     (b)  |X| The Minimum Payment is the total amount of unpaid Finance Charges.

In addition, I must pay any amount by which the balance of the Account exceeds the Credit Limit, any prior unpaid Minimum Payments and any additional charges.

The total unpaid balance shall be due and payable in full on the Termination Date. |X| If checked, I agree to maintain the deposit account identified below and authorize the Lender to automatically debit my account for the Minimum Payment and other charges due under this Agreement.

     7. Security Interest. This Agreement is secured by a real estate mortgage or security agreement (the "Mortgage") to the Lender dated OCTOBER 26, 2000, on property located at 200 MONASTERY HILL DRIVE, OCONOMOWOC, WI , and as more particularly described in the Mortgage, and by
          n/a .
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This Agreement includes the Additional Provisions on the reverse side. I agree to the terms and conditions set forth above and on the reverse side, and as they may be amended from time to time. I acknowledge receipt of the Early Disclosures of Important Terms and the accompanying brochure about home equity lines of credit and of a completed copy of this Agreement. See important disclosures on the reverse side.


3000011110                          Dated OCTOBER 26, 2000
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Deposit Account No.

X /s/ George R. Schonath  Trustee   X /s/ Jenn N. Schonath  Trust       (SEAL)
----------------------------------  ------------------------------------------
GEORGE R. SCHONATH, Trustee (SEAL) JENN M. SCHONATH, Trustee CUSTOMER SIGNATURE CUSTOMER SIGNATURE

200 MONASTERY HILL DRIVE            X /s/ George R. Schonath            (SEAL)
---------------------------------   ------------------------------------------
               (Customer Address)   George R. Schonath      CUSTOMER SIGNATURE

OCONOMOWOC, WI 53066                X /s/ Jenn M. Schonath              (SEAL)
---------------------------------  ---------------------------------------------
                                    Jenn M. Schonath        CUSTOMER SIGNATURE

      For Wisconsin married residents only, if signed below, my obligations to the Lender evidenced by this Agreement are being incurred in the interest of my marriage or family x________________________________________
                    CUSTOMER SIGNATURE   GEORGE R. SCHONATH

This Agreement accepted by Lender as of the above date.
                                   By:________________________________________
                                        (Name)                       (Title)

                    Addendum to Home Equity Credit Agreement



This note shall become due and payable, at the option of the bank, at any time that the officer is indebted to any other bank or banks in an amount greater than the amount specified for a category of credit in paragraph (c) of Section
215.5 of the Federal Reserve Board's Regulation O.



      Dated:  10/26/00


           /s/ George R. Schonath                 /s/ Jenn M. Schonath
           -------------------------------        ---------------------------
                  George R. Schonath                       Jenn M. Schonath

                    ADDENDUM TO HOME EQUITY CREDIT AGREEMENT


It is completely and fully understood that in connection with the extension of credit to: GEORGE R SCHONATH, JENN M SCHONATH. A selection of option I and II by said borrower(s) is required until termination of borrower(s) "Home Equity Credit Agreement" (HELOC).


I/We have selected the following option:  (initial selection)


     X      Option I:   I agree to establish and maintain an InvestorsBank
----------              Checking Account. I understand that monthly
                        payments will be automatically deducted from my
                        InvestorsChecking Account on the 10th day of the month. As Long as I maintain an InvestorsBank checking account the annual fee on my HELOC will be reduced from $100.00 to $35.00 annually. The initial $35.00 annual fee will be waived the first year. Should I choose to close my checking account I agree to pay an annual fee of $100.00

__________  Option II:  I do not wish to establish and maintain an InvestorsChecking Account. I understand that monthly payments will be billed as outlined in the Home Equity Credit Agreement. My annual fee on my HELOC will be $100.00 Annually. The initial $100.00 Annual Fee will be collected at time of closing.



                        /s/ George R. Schonath             10/26/00
                        --------------------------         ---------
                        Borrower                           Date

                        /s/ Jenn M. Schonath               10/26/00
                        --------------------------         --------
                        Co-Borrower                        Date